EXHIBIT 99.3

Pro Forma Financial Information

On September 14, 2009, Taleo Corporation, (“the Company”) entered into an Amended and Restated Agreement and Plan of Merger (the “Merger Agreement”) to acquire Worldwide Compensation, Inc. (“WWC”), a private company with headquarters in California that provides compensation management solutions.  In accordance with the terms of the Merger Agreement, the Company was to pay up to $16.0 million in cash, subject to adjustment for any outstanding debt, third-party expenses and certain other specified items, in exchange for all of the issued and outstanding capital stock, options and warrants of WWC that the Company did not already own. Fifteen percent (15%) of the consideration was to be placed into escrow for one year following the closing to be held as security for losses incurred by the Company in the event of certain breaches of the representations and warranties contained in the Merger Agreement or certain other events.  Previously, in the third quarter of 2008, the Company made an investment of $2.5 million for a 16% equity investment in and an option to purchase WWC at a later date.  In connection with the execution of the Merger Agreement, the Company negotiated more favorable terms than the purchase option and also terminated the purchase option.  Accordingly, the Company wrote-off the $1.1 million carrying value of the purchase option in the third quarter of 2009.

On January 1, 2010, the Company completed the acquisition of WWC. Accordingly, the assets, liabilities and operating results of WWC will be reflected in the Company’s consolidated financial statements from the date of acquisition. The total consideration paid by the Company for the portion of WWC that it did not already own was approximately $14.1 million in cash including approximately $0.3 million in transaction costs.  No contingent cash payments remain for this transaction.

     The Company has accounted for the acquisition as a business combination under the acquisition method of accounting. Under the acquisition method of accounting, the purchase price is allocated to the assets acquired and liabilities assumed of WWC based upon their estimated fair values. The unaudited pro forma combined condensed consolidated financial statements below have been prepared giving effect to all events that are directly attributable to the Merger Agreement using the purchase method of accounting.  The following unaudited pro forma combined condensed consolidated financial statements and related notes represent, in the opinion of management, all adjustments necessary to present the Company’s pro forma results of operation in accordance with Article 11 of Regulation S-X and are based upon available information and certain assumptions considered reasonable under the circumstances.

The unaudited pro forma combined condensed consolidated balance sheet gives effect to the acquisition as if the acquisition had occurred on September 30, 2009.  The unaudited pro forma combined condensed consolidated statements of operations for the fiscal year ended December 31, 2008 and nine months ended September 30, 2009 gives effect to the acquisition as if the acquisition had occurred on January 1, 2008.

     The unaudited pro forma combined condensed consolidated financial statements, including the notes thereto, do not reflect any potential cost savings or other synergies that could result from the Merger Agreement. The unaudited pro forma combined condensed consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of the combined financial position or results of operations for future periods or the results that would have been achieved if the Merger Agreement had been consummated on the date indicated. The unaudited pro forma combined condensed consolidated financial information should be read in conjunction with the historical consolidated financial statements and notes thereto of the Company and other financial information pertaining to the Company contained in its Amendment No. 1 to Annual Report on Form 10-K/A for the fiscal year ended December 31, 2008, which was filed with the SEC on October 27, 2009, and in its Amendment No.1 to Quarterly Report on Form 10-Q/A for the quarter ended September 30, 2009, which was filed with the SEC on November 4, 2009.  Taleo historical financial information presented in the unaudited pro forma combined condensed consolidated financial statements was obtained from its audited financial statements as of and for the year ended December 31, 2008 and its unaudited financial statements as of and for the nine months ended September 30, 2009.  WWC historical information presented in the unaudited pro forma combined condensed consolidated balance sheet as September 30, 2009 and in the unaudited pro forma combined condensed consolidated statement of operations for the nine months ended September 30, 2009 was prepared from unaudited historical information provided by WWC and for the year ended December 31, 2008 from WWC’s audited financial statements.

TALEO CORPORATION
UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED BALANCE SHEET
AS OF SEPTEMBER 30, 2009
(in thousands, except share and per share data)

	Historical
	Taleo	Worldwide Compensation	Pro Forma Adjustments	Notes	Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$76,513	$477	$(13,855)	(2)	$63,135
Accounts receivable, net	46,155	354	(190)	(3)	46,319
Other current assets	18,212	98	(92)	(4)	18,218

Total current assets	140,880	929	(14,137)		127,672

Property and equipment, net	24,198	142	24	(5)	24,364
Goodwill	91,027	-	13,920	(6)	104,947
Other intangibles, net	34,116	-	2,500	(7)	36,616
Other non-current assets	5,680	3	(1,417)	(8)	4,266

Total assets	$295,901	$1,074	$890		$297,865

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$21,094	$401	$(154)	(9)	$21,341
Deferred revenue and customer deposits	72,555	1,739	(1,426)	(10)	72,868
Other current liabilities	573	211	(211)	(11)	573

Total current liabilities	94,222	2,351	(1,791)		94,782

Non-current liabilities:
Non-current deposits and long-term deferred revenue	13,055	691	(173)	(10)	13,573
Other non-current liabilities	4,401	-	-		4,401

Total liabilities	111,678	3,042	(1,964)		112,756

Stockholders’ equity:
Series A preferred stock	—	1,812	(1,812)	(12)	-
Series B preferred stock	—	2,479	(2,479)	(12)	-
Common stock	—	150	(150)	(12)	-
Additional paid-in capital	264,224	21	(21)	(12)	264,224
Accumulated deficit	(81,622)	(6,430)	7,316	(13)	(80,736)
Treasury stock and accumulated other comprehensive income	1,621	-	-		1,621

Total stockholders’ equity	184,223	(1,968)	2,854		185,109

Total liabilities and stockholders’ equity	$295,901	$1,074	$890		$297,865

See accompanying Notes to Pro Forma Combined Condensed Consolidated Financial Statements.

TALEO CORPORATION
UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2009
(in thousands, except per share data)

	Historical
	Taleo	Worldwide Compensation	Pro forma Adjustments	Notes	Pro forma Combined
Revenue:
Application	$128,988	$590	$-		$129,578
Consulting	18,924	-	-		18,924

Total revenue	147,912	590	-		148,502

Cost of revenue:
Application	30,901	762	212	(14)	31,875
Consulting	18,758	-	-		18,758

Total cost of revenue	49,659	762	212		50,633

Gross profit	98,253	(172)	(212)		97,869

Operating expenses:
Sales and marketing	49,536	882	123	(14)	50,541
Research and development	26,138	966	59	(14)	27,163
General and administrative	25,742	509	-		26,251

Total operating expenses	101,416	2,357	182		103,955

Operating loss	(3,163)	(2,529)	(394)		(6,086)

Other income / (expense):
Interest income	246	1	(21)	(15)	226
Interest expense	(130)	-			(130)
Worldwide Compensation purchase option write-off	(1,084)	-	-	-	(1,084)

Total other income / (expense), net	(968)	1	(21)		(988)

Loss before provision for / (benefit from) income taxes	(4,131)	(2,528)	(415)		(7,074)
Provision for / (benefit from) income taxes	(831)	-	(116)	(16)	(947)
Net loss	$(3,300)	$(2,528)	$(299)		$(6,127)

Net loss per share attributable to Class A common stockholders — basic and diluted	$(0.11)				$(0.20)

Weighted-average Class A common shares — basic and diluted	30,540				30,540

See accompanying Notes to Pro Forma Combined Condensed Consolidated Financial Statements.

TALEO CORPORATION
UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2008
(in thousands, except per share data)

	Historical
	Taleo	Worldwide Compensation	Pro forma Adjustments	Notes	Pro forma Combined
Revenue:
Application	$138,628	$258	$-		$138,886
Consulting	29,791	-	-		29,791

Total revenue	168,419	258	-		168,677

Cost of revenue:
Application	32,376	647	307	(14)	33,330
Consulting	25,269	-	-		25,269

Total cost of revenue	57,645	647	307		58,599

Gross profit	110,774	(389)	(307)		110,078

Operating expenses:
Sales and marketing	53,827	767	302	(14)	54,896
Research and development	30,994	1,029	351	(14)	32,374
General and administrative	32,382	670	287	(14)	33,339
Restructuring	1,914	-	-		1,914

Total operating expenses	119,117	2,466	940		122,523

Operating loss	(8,343)	(2,855)	(1,247)		(12,445)

Other income / (expense):
Interest income	1,717	16	(318)	(15)	1,415
Interest expense	(199)	(4)	-		(203)

Total other income / (expense), net	1,518	12	(318)		1,212

Loss before provision for income taxes	(6,825)	(2,843)	(1,565)		(11,233)
Provision / (benefit) for income taxes	1,303	-	(49)	(16)	1,254
Net loss	$(8,128)	$(2,843)	$(1,516)		$(12,487)

Net loss per share attributable to Class A common stockholders — basic and diluted	$(0.29)				$(0.45)

Weighted-average Class A common shares — basic and diluted	27,569				27,569

See accompanying Notes to Pro Forma Combined Condensed Consolidated Financial Statements.

Notes to the Unaudited Pro Forma Combined Condensed Consolidated Financial Statements

NOTE 1. BASIS OF PRESENTATION

     The unaudited pro forma combined condensed consolidated financial statements included herein have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission.

NOTE 2. DESCRIPTION OF THE WORLDWIDE COMPENSATION, INC. ACQUISITION

(1)   On September 14, 2009, Taleo Corporation (“the Company”) entered into an Amended and Restated Agreement and Plan of Merger (the “Merger Agreement”) to acquire Worldwide Compensation, Inc. (“WWC”), a private company with headquarters in California that provides compensation management solutions.  In accordance with the terms of the Merger Agreement, the Company was to pay up to $16.0 million in cash, subject to adjustment for any outstanding debt, third-party expenses and certain other specified items, in exchange for all of the issued and outstanding capital stock, options and warrants of WWC that the Company did not already own. Fifteen percent (15%) of the consideration was to be placed into escrow for one year following the closing to be held as security for losses incurred by the Company in the event of certain breaches of the representations and warranties contained in the Merger Agreement or certain other events.  Previously, in the third quarter of 2008, the Company made an investment of $2.5 million for a 16% equity investment in and an option to purchase WWC at a later date.  In connection with the execution of the Merger Agreement, the Company negotiated more favorable terms than the purchase option and also terminated the purchase option.  Accordingly, the Company wrote-off the $1.1 million carrying value of the purchase option in the third quarter of 2009.

On January 1, 2010, the Company completed the acquisition of WWC. Accordingly, the assets, liabilities and operating results of WWC will be reflected in the Company’s consolidated financial statements from the date of acquisition. The total consideration paid by the Company for the portion of WWC that it did not already own was approximately $14.1 million in cash including approximately $0.3 million in transaction costs.  No contingent cash payments remain for this transaction.

Additionally in April 2008, the Company had entered into a reseller agreement with WWC to sell WWC compensation management solutions.  The Company recorded revenue related to this agreement on a net basis in its statement of operations.  At January 1, 2010, the Company had $47,000 in receivables from WWC and $97,000 in payables to WWC related to this reseller agreement.   The effect of this activity has been eliminated in the September 30, 2009 unaudited pro forma combined condensed consolidated balance sheet of the Company.

The pro forma financial statements were prepared using a three step process: (1) allocate the WWC purchase price to the net identified assets based on their fair value as of January 1, 2010 with the excess purchase price over the net identifiable asset being  recorded as goodwill (2) determine the gain on the remeasurement of the 16% previously held equity interest in WWC to fair value as of January 1, 2010 and (3) include the carrying value of the 16% previously held equity interest in the purchase price.  The aggregate of these three components represents the Company’s total interest in WWC.

Purchase of Remaining 84% Equity Interest in WWC

The Company took control of WWC when it purchased the remaining 84% equity interest from the former shareholders of WWC.  Under the acquisition method of accounting, the total purchase price paid for the 100% equity interest has been preliminarily allocated to the net identifiable assets based on their estimated fair value at the date of acquisition. As part of the process, the Company performed a valuation analysis to determine the fair values of certain identifiable intangible assets of WWC as of the valuation date. This analysis was used as the basis for the preliminary allocation of the purchase price among the acquired identifiable intangible assets of WWC. The excess of the purchase price over the net identifiable assets has been recorded to goodwill.  The Company expects the allocation of the purchase price to be final in the first quarter of 2010.  The Company does not expect a material change in the preliminary allocation of the purchase price.

Purchase Price	Amount
(In thousands)
Cash	$13,378
Reclassification 16% previously held equity interest	1,414
Gain on remeasurement of previously held interest in WWC	886
Total purchase price	$15,678

Preliminary allocation of purchase price	Amount
(In thousands)
Accounts receivable, net	$308
Other current assets	6
Property and equipment	166
Goodwill	13,920
Intangible assets	2,500
Current liabilities	(391)
Deferred revenue	(831)
Total estimated purchase price	$15,678

Remeasurement of 16% Previously Held Equity Interest in WWC

In September of 2008, the Company made an investment of $2.5 million for a 16% equity investment and an option to purchase WWC at a later date.   The Company assigned $1.4 million to the 16% equity interest and $1.1 million to the purchase option.  In connection with the execution of the September 14, 2009 Merger Agreement, the Company negotiated more favorable terms than the purchase option and also terminated the purchase option.  Accordingly, the Company wrote-off the $1.1 million carrying value of the purchase option in the third quarter of 2009.   On January 1, 2010, the Company closed the acquisition of the remaining 84% equity interest in WWC, took control of the entity, and remeasured the 16% previously held equity interest to its fair value.  The difference between the $1.4 million book value and the $2.3 million fair value of the 16% previously held interest will be recorded as a gain in the statement of operations for the three months ending March 31, 2010 and the $1.4 million book value of the equity investment will be included in the purchase price.

Remeasurement of previously held interest in WWC	Amount
(In thousands)
Fair value of 16% previously held interest in WWC	$2,300
Carrying value of 16% equity investment in WWC	(1,414)
Gain on remeasurement of previously held interest in WWC	$886

The following adjustments have been reflected in the unaudited pro forma combined condensed consolidated financial statements and the preliminary allocation of purchase price table:

Balance Sheet

(2) Adjustment to record the payments of $13.4 million cash related to the acquisition of WWC.

Consideration	Amount
(In thousands)
Cash paid by the Company at the closing of the WWC acquisition	$(13,378)
Elimination of WWC cash balance at September 30, 2009	(477)
Total cash consideration	$(13,855)

(3) Adjustments to record the fair value of WWC accounts receivable as of January 1, 2010 and to eliminate WWC and Taleo receivables associated with a product reseller agreement between the two companies.  WWC accounts receivables acquired on January 1, 2010 included a $97,000 receivable from the Company.  As of the same date, the Company had a $47,000 receivable from WWC.  The entry below eliminates this activity from the balance sheet as of September 30, 2009:

Accounts receivable	Amount
(In thousands)
Historical accounts receivable - WWC	$(354)
Fair value of accounts receivable - WWC	308
Elimination of Taleo receivable from WWC	(47)
Elimination of WWC receivable from Taleo	(97)
Adjustment to accounts receivable	$(190)

(4) Adjustment to write-off WWC other current assets with no future value.

Other current assets	Amount
(In thousands)
Historical other current assets - WWC	$(98)
Fair value of other current asset - WWC	6
Adjustment to other current assets	$(92)

(5) Adjustment to record the value of certain WWC fixed assets at their estimated fair value as of January 1, 2010.

Property and Equipment	Amount
(In thousands)
Historical fixed assets - WWC	$(142)
Fair value of fixed assets - WWC	166
Adjustment to property and equipment	$24

(6) Adjustment to record the excess purchase price over the estimated fair value of the identifiable net assets acquired from WWC on January 1, 2010.  Additionally, as a result of the Company taking control of WWC, it remeasured its 16% previously held equity interest to fair value as of the acquisition date, January 1, 2010.  As a result of the remeasurement, the Company recognized a $0.9 million gain as an adjustment to accumulated deficit and goodwill:

Goodwill	Amount
(In thousands)
Cash	$13,378
16% previously held equity interest	1,414
Gain on remeasurement of previously held interest in WWC	886
Fair value of 100% interest in WWC	15,678

Fair value of identifiable assets, net	(1,758)
Adjustment to goodwill	$13,920

(7) Adjustment to record the allocation of the acquisition cost to the estimated fair value of intangible assets acquired:

Identifiable intangible assets	Average Estimated Useful Life (Years)	Amount
		(In thousands)
Developed Technology	7	$1,400
Customer Relationships	7	1,080
Tradename and non-compete agreements	4	20
Total WWC intangible assets acquired adjustment		$2,500

(8) Adjustment to reclassify carrying value of 16% previously held equity interest to goodwill as a result of the Company taking control of WWC:

Other non current assets	Amount
(In thousands)
Historical non current assets - WWC	$(3)
Reclassification of 16% previously held equity interest to goodwill	(1,414)
Adjustment to non-current assets	$(1,417)

(9) Adjustment to record the January 1, 2010 fair value of WWC accounts payable and accrued liabilities assumed by the Company (sales commissions, accrued vacation and other expense liabilities) and to eliminate WWC and Taleo payables associated with a product reseller agreement between the two companies.  WWC accounts payables acquired on January 1, 2010 included a $47,000 payable to the Company.  As of the same date, the Company had a $97,000 payable to WWC.  The entry below eliminates this activity from the balance sheet as of September 30, 2009:

Accounts payable and accrued liabilities	Amount
(In thousands)
Accounts payable and accrued liabilities - WWC	$(401)
Fair value of accounts payable and accrued liabilities WWC	391
Elimination of Taleo payable to WWC	(97)
Elimination of WWC payable to Taleo	(47)
Adjustment to accounts payable and accrued liabilities	$(154)

(10) Adjustments to record a write-down of deferred revenue to the estimated fair value of the contractual obligation to customers as of January 1, 2010:

Deferred revenue	Amount
(In thousands)
Historical deferred revenue - WWC	$(1,739)
Fair value of deferred revenue - WWC	313
Adjustment to deferred revenue	$(1,426)

Historical long-term deferred revenue - WWC	$(691)
Fair value of long-term deferred revenue - WWC	518
Adjustment to long-term deferred revenue	$(173)

(11) Adjustment to current liabilities to eliminate WWC restricted stock repurchase liability that no longer exists after the Company acquired WWC.

Other current and non-current liabilities	Amount
(In thousands)
Historical other current liabilities - WWC	$(211)
Fair value of current liabilities - WWC	-
Adjustment to current and non-current liabilities	$(211)

(12) Adjustment to eliminate preferred stock and common stock.  WWC stockholders received $13.4 million in cash as consideration for their equity interest in WWC.

Stockholders' equity	Amount
(In thousands)
Adjustment to write-off WWC Series A preferred stock	$(1,812)

Adjustment to write-off WWC Series B preferred stock	$(2,479)

Adjustment to write-off WWC common stock	$(150)

Adjustment to write-off WWC additional paid-in capital	$(21)

(13) Adjustment to reflect the elimination of the historical WWC accumulated deficit.

Accumulated deficit	Amount
(In thousands)
Adjustment to write-off WWC accumulated deficit	$6,430
Gain on remeasurement of 16% previously held equity interest in WWC	886
Adjustment to accumulated defict resulting from purchase of WWC	$7,316

Remeasurement of the Company’s 16% previously held equity interest in WWC to its fair value as a result of the Company taking control of WWC on January 1, 2010:

Remeasurement of previously held interest in WWC	Amount
(In thousands)
Fair value of 16% previously held interest in WWC	$2,300
Carrying value of 16% equity investment in WWC	(1,414)
Gain on remeasurement of previously held interest in WWC	$886

Statement of Operations

(14) Adjustment to increase share-based compensation expense as a result of the Company granting restricted stock to former  WWC employees on their hire date, January 1, 2010.  Had the Company acquired WWC on January 1, 2008, share-based compensation expense for both the nine months ended September 30, 2009 and the year ended December 31, 2008 would have increased by approximately $0.1 million.

Adjustment to amortize identifiable intangible assets obtained from the acquisition of WWC on January 1, 2010. The pro forma adjustment assumes that the identifiable intangibles will be amortized on a straight-line basis over their estimated lives (remaining intangibles including goodwill will be tested for impairment).  Had the Company acquired WWC on January 1, 2008, amortization expense for both the nine months ended September 30, 2009 and the year ended December 31, 2008 would have increased by approximately $0.3 million.

Adjustment for depreciation expense associated with certain fixed assets obtained from the Company’s acquisition of WWC.  Had the Company acquired WWC on January 1, 2008, depreciation expense for both the nine months ended September 30, 2009 and the year ended December 31, 2008 would have increased by approximately $0.1 million.

Adjustment for transaction costs incurred by the Company in connection with the acquisition of WWC.  The Company incurred or will incur certain legal, accounting and consulting expenses associated with the acquisition of WWC.  These expenses will be expensed in the period incurred.

Adjustment for incentive compensation to be paid by the Company to former employees upon completion of a year service period with the Company.

Pro Forma Expense Adjustments
For the Nine Months Ended September 30, 2009
	Share-based Compensation	Amortization Intangible Assets	Depreciation	Total
	(In thousands)
Cost of revenue	$11	$158	$43	$212
Sales and marketing	21	102		123
Research and development	44		15	59
General and administrative	-			-
Total	$76	$260	$58	$394

Pro Forma Expense Adjustments
For the Year Ended December 31, 2008
	Share-based Compensation	Amortization Intangible Assets	Depreciation	Transaction Cost	Incentive Compensation	Total
	(In thousands)
Cost of revenue	$15	$211	$81	$-	$-	$307
Sales and marketing	29	137			136	302
Research and development	58		20		273	351
General and administrative	-			287		287
Total	$102	$348	$101	$287	$409	$1,247

(15) Adjustment to record a reduction in estimated interest income earned at an assumed rate of approximately 0.20% for the nine months ended September 30, 2009 and 2.26% for the year ended December 31, 2008 on cash and cash equivalents as a result of the following cash payments associated with the Company’s acquisition of the 84% equity interest in WWC that it did not already own:

Total cash payments	Amount
(In thousands)
Purchase consideration	$13,378
Transaction costs	287
Incentive compensation expense	409
Total payments	$14,074

The reduction in interest for the nine months ended September 30, 2009 and the year ended December 31, 2008 totaled $21,000 and $0.3 million, respectively.

(16) Adjustment represents a reduction of state income tax expense relating to changes in apportionment factors as a result of the consummation of this transaction.  The change has been adjusted in the unaudited pro forma combined condensed consolidated statements of operations.  Had the Company acquired WWC on January 1, 2008, the tax benefit for the nine months ended September 30, 2009 would have increased by $0.1 million and the tax provision for the year ended December 31, 2008 would have decreased by approximately $49,000.